                                                                    Exhibit 12.1




                                                                                                               Pro Forma
                                                                                                                 Twelve
                                                Year Ended December 31,                   Three Months Ended  Months Ended
                              ---------------------------------------------------------   ------------------  ------------
                                                                                 Pro
                                                                                Forma     April 2,  March 31,    March 31,
                                1995      1996      1997      1998     1999      1999       1999      2000         2000
Income before income
taxes                         $ 4,395   $ 8,154   $12,230   $18,320   $26,646   $11,131     (646)      853       $12,207

Interest expense                4,231     4,829     5,556    11,703    11,661    30,618    2,975     2,728        30,657

Lease expense                     425       627       910     1,397     1,521     1,521      380       380         1,521
                              -------   -------   -------   -------   -------   -------    -----     -----       -------
                                9,051    13,610    18,696    31,420    39,828    43,270    2,709     3,961        44,385
                              -------   -------   -------   -------   -------   -------    -----     -----       -------


Interest expense                4,231     4,829     5,556    11,703    11,661    30,618    2,975     2,728        30,657

Lease expense                     425       627       910     1,397     1,521     1,521      380       380         1,521

Dividends on Company-
obligated mandatorily
redeemable convertible
trust preferred securities         --        --        --        --       533        --       --       533            --
                              -------   -------   -------   -------   -------   -------    -----     -----       -------


                                4,656     5,456     6,466    13,100    13,715    32,139    3,355     3,641        32,178
                              -------   -------   -------   -------   -------   -------    -----     -----       -------

Ratio of earnings to fixed
charges                           1.9       2.5       2.9       2.4       2.9       1.3      0.8       1.1           1.4
                              =======   =======   =======   =======   =======   =======    =====     =====       =======
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